Exhibit 99.4

Letter to Beneficial Holders Regarding the Offer to Exchange

WCI Steel, Inc.
Tender of
Any and All Outstanding 8% Senior Secured Notes Due 2016
In Exchange For
8% Senior Secured Notes Due 2016
Registered Under The Securities Act of 1933

Pursuant to the prospectus dated          , 2007

To Our Clients:

Enclosed for your consideration is a prospectus, dated          , 2007 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of WCI Steel, Inc. (the “Company”) to exchange its 8% Senior Secured Notes due 2016 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 8% Senior Secured Notes due 2016 (the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus.

This material is being forward to you as the beneficial owner of the Original Notes held by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 P.M., New York City local time, on          , 2007, unless extended by the Company (the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of the Original Notes being tendered.

Your attention is directed to the following:

1. The Exchange Offer is for any and all of the Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions To The Exchange Offer.”

3. The Exchange Offer expires at 5:00 P.M., New York City local time, on the Expiration Date.

IF YOU WISH TO TENDER YOUR ORIGINAL NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender the Original Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Original Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Company’s Exchange Offer.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer, the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Original Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of the Original Notes held by you for the account of the undersigned is (fill in amount)

$      of 8% Senior Secured Notes due 2016.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Original Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof, unless a holder has an original note in a principal amount not in an integral multiple of $1,000, in which case we will issue the exchange note in such amount):

$      of 8% Senior Secured Notes due 2016.

By instructing you to tender the amount of Original Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Original Notes.

☐	NOT to TENDER any of the Original Notes held by you for the account of the undersigned.

Name of beneficial owner(s) (please print): _ _

Signature(s): X _ _

Address: _ _

Telephone Number: _ _

Taxpayer Identification or Social Security Number: _ _

Date: _ _

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